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                                                                    EXHIBIT 99.2

                     Cedar Hill Capital Partners Onshore, LP
                           445 Park Avenue, 5th Floor
                            New York, New York 10022


                                  July 31, 2007


Raptor Networks Technology, Inc.
1241 E. Dyer Road, Suite 150
Santa Ana, California 92705

         Re: Waiver of Certain Equity Conditions Related to Company Conversions.
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         Reference is hereby made to that certain Amended and Restated Amendment and Exchange Agreement, dated as of January 22, 2007 (the "AMENDMENT AND
EXCHANGE AGREEMENT"), by and among Raptor Networks Technology, Inc., a Colorado corporation (the "COMPANY"), and Cedar Hill Capital Partners Onshore, LP (the "INVESTOR") pursuant to which the Company issued to the Investor an Amended and Restated Senior Convertible Note, dated as of July 31, 2006 (the "NOTE"), in the principal amount of $1,556,260.00. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Note.

         The Investor hereby agrees, but only in connection with one or more Company Conversions of an Installment Amount and so long as (i) if the Common Stock issuable upon such Company Conversion is included in a Registration Statement filed pursuant to the Amended and Restated Registration Rights Agreement dated January 18, 2007 and at the time of such Company Conversion such Registration Statement is not effective and available for the resale of the Common Stock issuable upon any such Company Conversion solely because the Required Holders (as defined in the Registration Rights Agreement) have delivered a written request to the Company requesting that the Company withdraw the effectiveness of such Registration Statement, or (ii) if the Common Stock issuable upon such Company Conversion is not included in a Registration Statement filed pursuant to the Amended and Restated Registration Rights Agreement dated January 18, 2007, and at the time of such Company Conversion the Company is in compliance with its registration obligations under the Registration Rights Agreement, dated on or about the date hereof, by and among the Company and the Investors listed on the signature pages thereto, that the Company's failure to satisfy its obligations under clauses (i)(x) and (vii)(x) of the definition of "Equity Conditions" for any period prior to the applicable date of determination shall not be deemed to be an Equity Conditions Failure (as defined in the Note) and (B) notwithstanding the proviso set forth in Section 8(a) of the Note, the Company may effect such a Company Conversion; PROVIDED, HOWEVER, that this waiver shall only be effective to the extent that the Company delivers the Company Installment Notice related to such Company Conversion on or prior to the fifth (5th) Trading Day prior to the Installment Notice Due Date.



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         This waiver shall be effective upon the execution by each of the other investors who are party to agreements with the Company substantially identical to the Amendment and Exchange Agreement (the "OTHER INVESTORS") of a waiver (collectively, the "OTHER WAIVERS") identical to this waiver (with such adjustments as are necessary to reference the specific Company securities held by the Other Investors). In connection with this waiver, the Company represents and warrants that none of the terms offered to Other Investors is more favorable to such Other Investors than those of the Investor and this waiver shall be, without any further action by the Investor or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms contained in the Other Waivers. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to this waiver) as the Investor may reasonably request to further effectuate the foregoing.

         On or before 8:30 a.m., New York Time, on the first (1st) Business Day following the Effective Date (as defined below), the Company shall file a Current Report on Form 8-K describing the terms of this waiver and attaching a copy of the form of this waiver.

         Except as modified by the provisions hereof, each of the Notes will remain in full force and effect in accordance with its terms.

         This waiver may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective (the "EFFECTIVE DATE") when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         If any term, provision, covenant or restriction of this waiver is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants or restrictions of this waiver shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         This waiver shall be governed and construed in accordance with the Laws of the State of New York applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction. This waiver may only be amended, modified and supplemented by written agreement of the parties hereto.


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         If this waiver accurately reflects the understanding and agreement of the Company, please sign below and return an executed copy of this waiver to the undersigned.

                                             Very truly yours,

                                                CEDAR HILL CAPITAL PARTNERS
                                                ONSHORE, LP

                                                By:  /s/ Charles Cascarilla
                                                     ---------------------------
                                                Name: Charles Cascarilla
                                                Title:  Principal






AGREED TO AND ACCEPTED BY:

RAPTOR NETWORKS TECHNOLOGY, INC.




By:  /s/ Thomas M. Wittenschlaeger
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     Name: Thomas M. Wittenschlaeger
     Title:  CEO


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